THE SECURITIES REPRESENTED HEREBY (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                              XYBERNAUT CORPORATION

                          COMMON STOCK PURCHASE WARRANT

                  1. Issuance. For good and valuable consideration, the receipt of which is hereby acknowledged by Xybernaut Corporation, a Delaware corporation (the "Company"), Archway Holdings Limited, or its registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on September 29, 2005 (the "Expiration Date"), One Hundred Nineteen Thousand Eight Hundred Eighty (119,880) shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") at an initial exercise price of $6.25 per share (the "Exercise Price"), subject to further adjustment as set forth in Section 6 hereof.

                  2. Exercise of Warrants. (a) This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

                           (b) The Warrants  shall be callable by the Company if
the market price of the Common Stock exceeds $10.00 for any ten (10) trading days during a fifteen (15) trading day period.

                  3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

                  4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

                  5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

                  6.       Protection Against Dilution.

                           (a)  Adjustment  Mechanism.  If an  adjustment of the
Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted purchase price per share, to equal (iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total purchase price before adjustment.

                           (b) Capital  Adjustments.  In case of any stock split
or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original purchase price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section 6 shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders of the Company shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

                  7. Transfer to Comply with the Securities Act; Registration Rights.

                           (a) This  Warrant has not been  registered  under the
Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws, and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

                           (b)  The  Company   agrees  to  file  a  registration
statement, which shall include the Warrant Shares, on Form S-3 or another available form (the "Registration Statement"), pursuant to the Common Stock Purchase Agreement between the Company and the Holder dated as of September 29, 2000 (the "Purchase Agreement").

                  8. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two (2) days after the date of deposit in the United States mails, as follows:

                           (i)      if to the Company, to:

                                    Xybernaut Corporation
                                    12701 Fair Lakes Circle
                                    Suite  550
                                    Fairfax, Virginia 22033
                                    Attn: John F. Moynahan, Sr. Vice President and Chief Financial Officer
                                    Telephone No.: (703) 631-6925
                                    Facsimile No.: (703) 631-3903

                           with a copy to:

                                    Parker Chapin LLP
                                    The Chrysler Building
                                    405 Lexington Avenue
                                    New York, New York  10174
                                    Attn: Martin Eric Weisberg, Esq.
                                    Telephone No.: (212) 704-6000
                                    Facsimile No.: (212) 704-6288


                           (ii)     if to the Holder, to:

                                    Archway Holdings Limited
                                    Gretton House, P.O. Box 65
                                    Duke Street, Grand Turk
                                    Turks & Caicos Islands
                                    British West Indies
                                    Attn:   C.B. Williams

Any party may be notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

                  9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant of even date herewith and the Purchase Agreement contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

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

                  10. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                  11. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  12. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the 29th day of September 2000.

                                      XYBERNAUT CORPORATION


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                          NOTICE OF EXERCISE OF WARRANT

         The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate No. W-__ dated as of __________, 2000, to purchase __________ shares of the Common Stock, par value $.01 per share, of Xybernaut Corporation and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

         Please deliver the stock certificate to:

Dated:______________________




                                           By:__________________________________



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